UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8 K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 22, 2007

Angeion Corporation

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

001-13543	41-1579150
(Commission File Number)	(IRS Employer Identification No.)

350 Oak Grove Parkway
Saint Paul, Minnesota	55127-8599
(Address of principal executive offices)	(Zip Code)

(651) 484-4874

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement

2007 Stock Incentive Plan

At a Special Meeting of Shareholders on August 22, 2007, the shareholders approved the Angeion Corporation 2007 Stock Incentive Program (the “2007 Plan”), which provides stock incentive awards in the form of options (incentive and non-qualified), stock appreciation rights, restricted stock, restricted stock units, performance stock, performance units, and other awards in stock and cash.  The 2007 Plan permits the issuance of up to 250,000 shares of the Company’s common stock.

The shareholders voted to approve the Angeion Corporation 2007 Stock Incentive Plan by the following vote.

For	1,130,282
Against	312,644
Abstain	14,104
Broker non-vote	1,897,791

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensation of Non-Employee Directors

In connection with the approval of the 2007 Plan, on August 22, 2007, Philip I. Smith and John Baudhuin, the two non-employee directors that were first elected to the Board in fiscal 2007, were each granted a seven-year option for 10,000 shares at a price of $6.60 per share, vesting one-third on each of the first, second, and third anniversary dates that the director began serving as a director.  The first third will vest on November 1, 2007 in the case of Mr. Smith, and on March 1, 2008, in the case of Mr. Baudhuin.

In addition, on August 22, 2007, each of the five non-employee directors of the Company, Arnold A. Angeloni, John R. Baudhuin, K. James Ehlen, M.D., John C. Penn, and Philip I. Smith, was granted a seven-year stock option for 10,000 shares at a price of $6.60 per share.  These options vest one-third on each of May 23, 2008, May 23, 2009, and May 23, 2010.

Item 5.03          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amended and Restated Articles of Incorporation

At the Special Meeting of the Shareholders on August 22, 2007, the shareholders approved amendments to the Company’s Articles of Incorporation to eliminate provisions that had been included in the Articles as a result of the terms of the Plan of Reorganization approved by the United States Bankruptcy Court in the District of Minnesota in connection with Angeion’s emergence from Chapter 11 Bankruptcy in October 2002.  None of these provisions had any continuing legal effect in the Company’s Articles.

The shareholders voted to approve the Angeion Corporation Amended and Restated Articles of Incorporation by the following vote.

For	3,109,672
Against	228,248
Abstain	16,901
Broker Nonvote	0

The Amended and Restated Articled of Incorporation were filed with the Minnesota Secretary of State on August 23, 2007.  A copy of the Amended and Restated Articles of Incorporation is attached as Exhibit 3.1.

Amended and Restated Bylaws

On August 22, 2007, the Board of Directors approved amended Bylaws for the Company that eliminated provisions that had been included in the Bylaws as a result of the requirements of the Plan of Reorganization approved by the United States Bankruptcy Court in the District of Minnesota in connection with Angeion’s emergence from Chapter 11 Bankruptcy in October 2002.  None of these provisions had any continuing legal effect in the Company’s Bylaws.  A copy of the Company’s Bylaws as approved is attached as Exhibit 3.2.

Item. 9.01 Financial Statements and Exhibits

Exhibit	Description
3.1	Angeion Corporation Amended and Restated Articles of Incorporation as filed with Minnesota Secretary of State on August 24, 2007.
3.2	Angeion Corporation Bylaws, as in effect on August 22, 2007.
10.1

Angeion Corporation 2007 Stock Incentive Plan, incorporated by reference to Exhibit A of the Definitive Proxy Statement dated July 10, 2007 for the Special Meeting of Shareholders held on August 22, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGEION CORPORATION

Dated: August 28, 2007	By	/s/ Rodney A. Young
Rodney A. Young
President and Chief Executive Officer